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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             MARSHALL EDWARDS, INC.

         I. The name of the corporation (hereinafter referred to as the "Corporation") is Marshall Edwards, Inc. The date of filing of the Corporation's original certificate of incorporation with the Secretary of State of the State of Delaware was December 1, 2000.

         II. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.

         III. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the DGCL, the Board of Directors of the Corporation having duly adopted resolutions setting forth and declaring advisable the Restated Certificate of Incorporation, including said amendments, and in lieu of a vote of stockholders, written consent to this Restated Certificate of Incorporation, including said amendments, having been given by the holder(s) of all of the outstanding stock of the Corporation in accordance with Section 228 of the DGCL.

         IV. The Restated Certificate of Incorporation of the Corporation shall read as follows:

         FIRST: The name of the Corporation is Marshall Edwards, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 113,100,000, consisting of (1) 100,000 shares of preferred stock, par value US$.01 per share (the "Preferred Stock") and (2) 113,000,000 shares of common stock, par value US$.00000002 per share (the "Common Stock").

         The Board of Directors of the Corporation is expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of the Preferred Stock, for series of the Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

                  (a) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

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                  (b)      whether the shares of such series shall have voting
         rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights (which may be special voting rights) and the preference or relation which such voting rights shall bear to the voting rights of any other class or any other series of this class;

                  (c) the annual dividend rate (or method of determining such rate), if any, payable on such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or any other series of this class;

                  (d) whether dividends on the shares of such series shall be cumulative, and, in the case of shares of a series having cumulative dividend rights, the date or dates (or method of determining the date or dates) from which dividends on the shares of such series shall be cumulative;

                  (e) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

                  (f) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (g) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                  (h) whether the shares of such series shall be convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the happening of a specified event, shares of stock of any other class or of any other series of this class and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                  (i) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock, any other series of the Preferred Stock or any other class of capital stock;

                  (j) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of the Preferred Stock or of any other class of capital stock; and

                  (k) any other powers, preferences or rights, or any qualifications, limitations or restrictions thereof.

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         Except as otherwise provided by such resolution or resolutions, all shares of the Preferred Stock shall be of equal rank. All shares of any one series of the Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

         FOURTH: (a) Purpose. Subject to the provisions of Clause (d) of this Article FOURTH, the purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

         (b) Definitions. As used in this Article FOURTH, the following terms shall have the following meanings:

         "Affiliate" shall mean, with respect to Parent, any Person that is controlled by Parent, controls Parent or is under common control with Parent, and shall mean, with respect to the Corporation, any Person that is controlled by the Corporation.

         "Corporate Opportunity" shall mean an investment or business opportunity or prospective economic advantage in which the Corporation could, but for the provisions of this Article FOURTH, have an interest or expectancy.

         "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization.

         "Subsidiary" shall mean, with respect to Parent, any corporation, association or other business entity other than the Corporation of which Parent and/or any of its other Subsidiaries other than the Corporation directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting stock, voting power, partnership interests or similar voting interests of such Person other than directors' qualifying shares, and shall mean, with respect to the Corporation, any corporation, association or other business entity of which the Corporation and/or any of its other Subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting stock, voting power, partnership interests or similar voting interests of such Person other than directors' qualifying shares.

         (c) Competing Activities. Except as otherwise expressly provided in an agreement between the Corporation and any stockholder or by and between the Corporation and two or more stockholders, (i) the stockholders of the Corporation, including, without limitation, Parent, and its officers, directors, agents, stockholders, members, partners, Affiliates and Subsidiaries, may engage or invest in, independently or with others, business activities of any type or description, including, without limitation, those that might be the same as or similar to the Corporation's business or the business of any Subsidiary of the Corporation; (ii) neither the Corporation, any Subsidiary of the Corporation nor any other stockholder of the Corporation shall have any right in or to such business activities; and (iii) to the extent required by applicable law in order to effectuate the purpose of this provision, the Corporation shall have no interest or expectancy, and specifically renounces any interest or expectancy, in any such business activities.

         (d)      Corporate Opportunities.

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                  (i)      If Parent (or, except as set forth below, any of its
officers, directors, agents, stockholders, members, partners, Affiliates or Subsidiaries) acquires knowledge of a potential transaction or matter which may be a Corporate Opportunity or otherwise is then exploiting any Corporate Opportunity, the Corporation shall have no interest in such Corporate Opportunity and no expectancy that such Corporate Opportunity be offered to it, any such interest or expectancy being hereby renounced, so that such Person shall have no duty to present such Corporate Opportunity to the Corporation and shall have the right to hold any such Corporate Opportunity for its (and its officers', directors', agents', stockholders', members', partners', Affiliates' or Subsidiaries') own account or to direct, sell, assign or transfer such Corporate Opportunity to Persons other than the Corporation or any Subsidiary of the Corporation. Such Person shall not breach any fiduciary duty by reason of the fact that such Person does not present such Corporate Opportunity to the Corporation or pursues or acquires such Corporate Opportunity for itself or directs, sells, assigns or transfers such Corporate Opportunity to another Person.

                  (ii) Notwithstanding the provisions of Clause (d)(i) of this Article FOURTH, the Corporation does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered to any person (a) who is an officer of the Corporation and who is also a director but not an officer or employee of Parent; (b) who is a director but not an officer of the Corporation and who is also a director, officer or employee of Parent, if such opportunity is expressly offered to such person in his or her capacity as a director of the Corporation; or (c) who is an officer or employee of Parent and an officer of the Corporation if such opportunity is expressly offered to such person in his or her capacity as an officer or employee of the Corporation.

                  (iii) For purposes of Clauses (c) and (d) this Article FOURTH only, (a) a director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the By-Laws of the Corporation), unless such person is a full-time employee of the Corporation; (b) the term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests; and (c) the term "Parent" shall mean Novogen Limited, a corporation organized under the laws of Australia, any person or entity which acquires beneficial ownership of all of the Common Stock beneficially owned by Parent, and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, as defined in accordance with this paragraph) in which Parent beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

                  (iv) Anything in this Certificate of Incorporation to the contrary notwithstanding, (a) Clauses (c) and (d) of this Article FOURTH shall expire on the date that Parent ceases to beneficially own Common Stock representing at least 20% of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote in the election of directors and no person who is a director or officer of the Corporation is also a director or officer of Parent; and (b) in addition to any vote of the stockholders required by law, until the

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time that Parent ceases to beneficially own Common Stock representing at least
20% of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote in the election of directors, the affirmative vote of the holders of more than 80% of the total voting power of all such classes of outstanding capital stock of the Corporation shall be required to alter, amend or repeal in a manner adverse to the interests of Parent, or adopt any provision adverse to the interests of Parent and inconsistent with, any provision of this Article FOURTH. Neither the alteration, amendment or repeal of this Article FOURTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article FOURTH shall eliminate or reduce the effect of this Article FOURTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article FOURTH, would accrue or arise prior to such alteration, amendment, repeal or adoption.

         (e)      Indemnification.

                  (i) If, and to the extent that, the Corporation, any stockholder of the Corporation or any other Person brings any action against Parent (or any of its officers, directors, agents, stockholders, members, partners, Affiliates or Subsidiaries) seeking any damages or injunctive or other equitable relief based on, arising out of or relating to, any breach or alleged breach of any fiduciary or other duty based on any action or inaction which is permitted by the provisions of this Article FOURTH, the Corporation shall, to the fullest extent permitted by law, indemnify and hold such persons harmless from and against all damages arising out of or in connection with any such action. The right to indemnification conferred herein shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such action in advance of its final disposition (an "Advancement of Expenses"); provided, however, that if, but only if and then only to the extent, the DGCL requires, an Advancement of Expenses incurred by an indemnitee hereunder shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article FOURTH or otherwise. The rights to indemnification and to the Advancement of Expenses conferred herein shall be contract rights and, as such, shall inure to the benefit of the indemnitee's successors, assigns, heirs, executors and administrators.

                  (ii) If a claim for indemnification under this Article FOURTH hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses only upon a Final Adjudication that, the indemnitee has not met the applicable standard for indemnification, if any,

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set forth in the DGCL. Neither the failure of the Corporation (including its
Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth herein or in the DGCL, nor an actual determination by the Corporation (including its directors, or a committee thereof, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article FOURTH or otherwise, shall be on the Corporation.

                  (iii) The rights to indemnification and to the Advancement of Expenses conferred in this Article FOURTH shall not be exclusive of any other right which any person may have or hereafter acquire by any statute, this Certificate of Incorporation, the Corporation's By-Laws, or any agreement, vote of stockholders or disinterested directors or otherwise.

         (f) Notice to Holders. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article FOURTH.

         FIFTH: The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation, subject to the reserved power of the stockholders to amend and repeal any By-Laws of the Corporation adopted by the Board of Directors.

         SIXTH: Each person who at any time is or was an officer or director of the Corporation, and is or was threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an officer or director of the Corporation, or is or was serving at the request of the Corporation as an officer or director of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent permitted by Section 145 of the DGCL. The foregoing right of indemnification shall in no way be deemed exclusive of any other rights of indemnification to which such officer or director may be entitled under any statute, this Certificate of Incorporation, the By-Laws of the Corporation or any agreement, vote of stockholders or disinterested directors or otherwise.

         SEVENTH: No person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director unless, and only to the extent that such director is liable (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. This article shall

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not eliminate or limit the liability or a director for any act or omission occurring prior to the date when this article becomes effective. No amendment to, repeal or adoption of any provision of this Certificate of Incorporation inconsistent with this article shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision.

         EIGHTH: Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six (6) years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned, and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

         NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         TENTH: Board of Directors.

         (a) Number of Directors. The total number of directors which shall constitute the whole Board of Directors shall be determined in accordance with the By-laws of the Corporation, but shall not be less than two (2) nor more than nine (9).

         (b) Classification of Board. (i) Subject to the rights of any holders of any series of Preferred Stock that may be issued by the Corporation pursuant to a resolution or resolutions of the Board of Directors providing for such issuance, the directors of the Corporation shall be divided into three classes with respect to the term of office, each class to contain, as near as may be possible, one-third of the whole number of the Board, with the terms of office of one class expiring each successive year. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that time shall be elected by the stockholders to serve until the annual meeting of stockholders held three years next following and until their successors shall be elected and qualified.

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                  (ii)     In the event of any intervening changes in the
authorized number of directors, the Board of Directors shall designate the class or classes to which the increases or decreases in directorships shall be apportioned and may designate one or more directorships as directorships of another class in order more nearly to achieve equality of number of directors among the classes; provided, however, that no such apportionment or redesignation shall shorten the term of any incumbent director.

         (c) Vacancies. Subject to the limitations prescribed by law and this Restated Certificate of Incorporation, all vacancies in the office of director, including vacancies created by newly created directorships resulting from an increase in the authorized number of directors, may be filled only by a vote of a majority of the directors then holding office, although less than a quorum, or by a sole remaining director; and any director so elected shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor is duly elected and shall qualify or until such director's earlier resignation or removal.

         (d) Amendment to this Paragraph. In addition to any requirements of law or of any other provisions of this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of capital stock entitled to vote thereon shall be required to amend, alter, rescind or repeal any provision of this Article TENTH.

         (e) Written Ballot. Unless and to the extent that the By-Laws so provide, elections of directors need not be by written ballot.

                            [SIGNATURE PAGE FOLLOWS.]

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         IN WITNESS WHEREOF, Marshall Edwards, Inc. has caused this Restated
Certificate of Incorporation to be signed by its President this 29 day of April, 2002.

                                                  MARSHALL EDWARDS, INC.

                                                  By: /s/ Graham Kelly
                                                     __________________________
                                                     Graham Kelly
                                                     Title: President

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                   CERTIFICATE OF CORRECTION FILED TO CORRECT
         A CERTAIN ERROR IN THE RESTATED CERTIFICATE OF INCORPORATION OF
                             MARSHALL EDWARDS, INC.
          FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON
                                 APRIL 29, 2002

Marshall Edwards, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         1.       The name of the corporation is: Marshall Edwards, Inc.

         2. That a Restated Certificate of Incorporation (the "Certificate") was filed with the Secretary of State of Delaware on April 29, 2002 and that said Certificate requires correction as permitted by Section 103(f) of the Delaware General Corporation Law. In accordance with Section 103(f) of the Delaware General Corporation Law, the Certificate as corrected hereby shall be effective as of April 29, 2002.

         3. That said Certificate was executed by Graham Kelly as the President of the Corporation. On the date of execution and filing of the Certificate Graham Kelly was the Chairman of the Board of the Corporation and not the President of the Corporation.

         4. The IN WITNESS WHEREOF paragraph and the signature block of the Certificate are corrected to read as follows:

         IN WITNESS WHEREOF, Marshall Edwards, Inc. has caused this Restated Certificate of Incorporation to be signed by its Chairman of the Board this 28th day of April, 2002.

                                             MARSHALL EDWARDS, INC.

                                             BY: /s/ Graham Kelly
                                                 -----------------------
                                                 Name:  Graham Kelly
                                                 Title:  Chairman of the Board

IN WITNESS WHEREOF, the undersigned officer has executed this Certificate of Correction on behalf of the Corporation and does verify and affirm that such is the act and deed of the Corporation and that the facts stated herein are true as of this 5th day of May, 2002.

                                                     MARSHALL EDWARDS, INC.

                                                     By: /s/ David Seaton
                                                         ______________________

                                                         Name:  David Seaton
                                                         Title: Secretary